                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       DUFF & PHELPS UTILITIES INCOME INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transactions applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3) Filing Party:

     ---------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

      [LOGO]
                                       DUFF & PHELPS

                                           UTILITIES INCOME INC.

         55 EAST MONROE STREET, CHICAGO, ILLINOIS 60603 (312) 368-5510

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2002

   The annual meeting of shareholders of Duff & Phelps Utilities Income Inc. will be held at the Registry Resort, 475 Seagate Drive, Naples, Florida, on Tuesday, April 23, 2002 at 9:00 a.m. to:

    1. Elect five directors by the holders of the Fund's common stock;

    2. Ratify or reject the selection of Arthur Andersen LLP as independent public accountants for the Fund; and

    3. Transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 1, 2002 are entitled to vote at the meeting.

                                         Forthe Board of Directors,

                                             /s/ T. Brooks Beittel
                                          T.Brooks Beittel
                                   Secretary

March 1, 2002

                     WE NEED YOUR PROXY VOTE IMMEDIATELY.

   YOUR VOTE IS VITAL. THE MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF FEWER THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE ARE REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO OBTAIN A QUORUM. TO AVOID THE EXPENSE OF AND THE POSSIBLE DELAY CREATED BY SUCH A SOLICITATION, PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                PROXY STATEMENT

   The board of directors of Duff & Phelps Utilities Income Inc. (the "Fund") is soliciting proxies from the shareholders for use at the annual meeting of shareholders to be held April 23, 2002 and at any adjournment of that meeting. A proxy may be revoked at any time before it is voted, either by voting in person at the meeting or by written notice to the Fund or delivery of a later-dated proxy.

   Shareholders of the Fund of record at the close of business on March 1, 2002 are entitled to notice of and to participate in the meeting. The Fund had 213,977,924 shares of common stock and 5,000 shares of remarketed preferred stock outstanding on the record date. Each share of common stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the common stock (with no cumulative voting permitted) and to one vote on each other matter. Each share of preferred stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the preferred stock (with no cumulative voting permitted) and to one vote on each matter submitted for a vote of holders of preferred stock. A plurality of votes cast at the meeting by the common stock as to the directors representing the common stock is necessary to elect such directors. A plurality of votes cast at the meeting by the preferred stock as to the director representing the preferred stock is necessary to elect such director. On most other matters, the affirmative vote of a majority of either (a) all of the shares outstanding and entitled to be voted thereon or (b) just the shares voted at the meeting, with the common stock and the preferred stock voting together as a single class, is necessary for approval. An affirmative vote by either a majority or two-thirds of the remarketed preferred stock (voting separately as one class) or by a series thereof is also necessary to approve certain matters adversely affecting the remarketed preferred stock or the series. Abstentions are counted for purposes of determining whether a quorum is present at the meeting but not for purposes of determining the number of votes cast with respect to any voting matter. However, abstentions have the effect of a "no" vote if the vote required is a majority of all the shares outstanding and entitled to be voted. Any broker non-votes on a particular matter are treated as abstentions with respect to that matter.

   This proxy statement is first being mailed on or about March 1, 2002. The Fund will bear the cost of the annual meeting and this proxy solicitation.

                           1. ELECTION OF DIRECTORS

   The board of directors of the Fund is responsible for the overall management and operations of the Fund. Directors are divided into three classes and are elected to serve staggered three-year terms. At the meeting on April 23, 2002, holders of common stock are entitled to elect three directors for a term ending in 2005, one director for a term ending in 2004 and one director for a term ending in 2003, in each case to serve until the annual meeting of shareholders in that year or until his or her successor is elected and qualified. The persons named in the enclosed proxy intend to vote in favor of the election of the persons named below (unless otherwise instructed). Each of the nominees has consented to serve as a director of the Fund, if elected. In case any of the nominees should become unavailable for election for any unforeseen reason, the persons designated in the proxy will have the right to vote for a substitute.

   Set forth below are the names and certain biographical information about the director nominees, the continuing directors and the officers of the Fund. Except as indicated in the table, directors are elected by the holders of the Fund's common stock. The officers are elected at the annual meeting of the board of directors of the Fund

           Name,            Position with the Fund,
          Address            Length of Time Served       Principal Occupation During Past 5 Years
          and Age             and Term of Office                  and Other Affiliations
          -------           -----------------------      ----------------------------------------
Nominee--Interested Director

Claire V. Hansen (1)(2)(4). Chairman and Director   Senior Advisor to the Board of Directors, Phoenix
55 East Monroe Street       since January 1987      Investment Partners, Ltd. since November 1995;
Chicago, Illinois 60603     Nominee for a term      President and Chief Executive Officer, Duff &
Age 76                      expiring in 2005        Phelps Utilities Income Inc. January 2000-
                                                    February 2001; Senior Advisor to the Board of
                                                    Directors, Duff & Phelps Corporation, 1988-
                                                    November 1995 (Chairman of the Board, 1987-
                                                    1988; Chairman of the Board and Chief Executive
                                                    Officer prior thereto); Chairman of the Board,
                                                    Duff Research Inc. and Duff & Phelps Investment
                                                    Management Co., 1985-1987
Nominees--Independent Directors

Wallace B. Behnke (3)...... Director since January  Consulting engineer since July 1989; prior thereto,
323 Glen Eagle              1987                    Vice Chairman, Commonwealth Edison Company
Kiawah Island               Nominee for a term      (public utility)
South Carolina 29455        expiring in 2003
Age 76

Gordon B. Davidson (4)..... Director since January  Of Counsel, Wyatt, Tarrant & Combs (law firm)
PNC Plaza                   1989                    since September 1995 (Chairman of the Executive
Louisville, Kentucky        Nominee for a term      Committee prior thereto); retired Director,
40202                       expiring in 2004        BellSouth Corp.; former Chairman of the Board
Age 75                                              and Director, Trans Financial Advisers, Inc.

Connie K. Duckworth........ Nominee for a term      Partner, Eight Wings Enterprises (investor in
77 Stone Gate Lane          expiring in 2005        early-stage businesses) since December 2001;
Lake Forest, Illinois 60045                         Advisory Director, Goldman, Sachs & Company,
Age 47                                              December 2000-December 2001 (Managing
                                                    Director, December 1996-December 2000, Partner
                                                    1990-1996, Chief Operating Officer of Firmwide
                                                    Diversity Committee 1990-1995); Chair, The
                                                    Committee of 200 (organization of women
                                                    business leaders)

Carl F. Pollard............ Nominee for a term      Owner, Hermitage Farm L.L.C. (Thoroughbred
10500 W. U.S. Hwy 42        expiring in 2005        breeding) since January 1995; Chairman,
Goshen, Kentucky 40026                              Columbia Healthcare Corporation 1993-1994;
Age 63                                              Chairman and Chief Executive Officer, Galen
                                                    Health Care, Inc. March-August 1993; President
                                                    and Chief Operating Officer, Humana Inc. 1991-

          Name,            Position with the Fund,
         Address            Length of Time Served        Principal Occupation During Past 5 Years
         and Age             and Term of Office                   and Other Affiliations
         -------           -----------------------       ----------------------------------------

                                                    1993 (previously Senior Executive Vice President,
                                                    Executive Vice President and Chief Financial
                                                    Officer); Chairman and Director, Churchill Downs
                                                    Incorporated; Director, National City Bank,
                                                    Kentucky (Executive Committee), Breeders' Cup
                                                    Limited, Kentucky Derby Museum Corporation;
                                                    Trustee, Thoroughbred Owners and Breeders
                                                    Association
Continuing Directors--Independent Directors

Harry J. Bruce (3)....... Director since January    Private investor; former Chairman and Chief
1630 Sheridan Road        1989                      Executive Officer, Illinois Central Railroad Co.
Wilmette, Illinois 60091  Current term expires 2003
Age 70

Franklin A. Cole (2)(5).. Director since January    Chairman, Croesus Corporation (private
54 West Hubbard Street    1989                      management and investment company); former
Chicago, Illinois 60610   Current term expires 2004 Chairman and Chief Executive Officer, Amerifin
Age 75                                              Corporation (formerly named Walter E. Heller
                                                    International Corporation); Director, Aon
                                                    Corporation

Robert J. Genetski (5)(6) Director since April 2001 President, Robert Genetski & Associates, Inc.
195 North Harbor Drive    Current term expires 2004 (economic and financial consulting firm) since
Chicago, Illinois 60601                             1991; Senior Managing Director, Chicago Capital,
Age 59                                              Inc. (financial services firm) 1995-2001; former
                                                    Senior Vice President and Chief Economist,
                                                    Harris Trust & Savings Bank; author of several
                                                    books; regular contributor to the Nikkei Financial
                                                    Daily

Francis E. Jeffries...... Director since January    Retired Chairman, Phoenix Investment Partners,
(1)(2)(4)(7)              1987                      Ltd. since May 1997 (Chairman, November 1995-
8477 Bay Colony Drive     Current term expires 2004 May 1997); Chairman and Chief Executive
Naples, Florida 34108                               Officer, Duff & Phelps Corporation, June 1993-
Age 71                                              November 1995 (President and Chief Executive
                                                    Officer, January 1992-June 1993); President and
                                                    Chief Executive Officer, Duff & Phelps Illinois
                                                    Inc. since 1987 (President and Chief Operating
                                                    Officer, 1984-1987) and Chairman of the Board,
                                                    Duff & Phelps Investment Management Co.
                                                    1988-1993; Director, The Empire District Electric
                                                    Company

          Name,             Position with the Fund,
         Address             Length of Time Served        Principal Occupation During Past 5 Years
         and Age              and Term of Office                   and Other Affiliations
         -------            -----------------------       ----------------------------------------

Nancy Lampton (4)(5)(6)... Director since October     Chairman and Chief Executive Officer,
3 Riverfront Plaza         1994                       Hardscuffle Inc. (insurance holding company) and
Louisville, Kentucky 40202 Current term expires 2003  Chairman and Chief Executive Officer, American
Age 59                                                Life and Accident Insurance Company of
                                                      Kentucky; Director, Constellation Energy Group,
                                                      Inc.

David J. Vitale (3)(5).... Director since April 2000  President and Chief Executive Officer, Board of
141 West Jackson Boulevard Current term expires 2003  Trade of the City of Chicago, Inc. since March
Chicago, Illinois 60604                               2001; Retired bank executive 1999-2001; Vice
Age 55                                                Chairman and Director, Bank One Corporation,
                                                      1998-1999; Vice Chairman and Director, First
                                                      Chicago NBD Corporation, and President, The
                                                      First National Bank of Chicago, 1995-1998; Vice
                                                      Chairman, First Chicago Corporation and The
                                                      First National Bank of Chicago, 1993-1998
                                                      (Director, 1992-1998; Executive Vice President,
                                                      1986-1993); Director, Ariel Capital Management,
                                                      Inc., Ark Investment Management, Wheels Inc.
Officers of the Fund (other than the Chairman, for whom see above)

Nathan I. Partain......... President and Chief        Executive Vice President, Duff & Phelps
55 East Monroe Street      Executive Officer, since   Investment Management Co. since January 1997;
Chicago, Illinois 60603    February 2001 (Executive   Director of Utility Research, Phoenix Investment
Age 45                     Vice President, Chief      Partners, Ltd., 1989-1996 (Director of Equity
                           Investment Officer and     Research, 1993-1996 and Director of Fixed
                           Assistant Secretary, April Income Research, 1993); Director, Otter Tail
                           1998-February 2001;        Corporation
                           Senior Vice President,
                           Chief Investment Officer
                           and Assistant Secretary,
                           January-April 1998;
                           Senior Vice President and
                           Assistant Secretary,
                           January 1997-January
                           1998)

T. Brooks Beittel......... Secretary, Treasurer and   Senior Vice President, Duff & Phelps Investment
55 East Monroe Street      Senior Vice President,     Management Co. since 1993 (Vice President
Chicago, Illinois 60603    since January 1995         1987-1993)
Age 51

          Name,             Position with the Fund,
         Address             Length of Time Served         Principal Occupation During Past 5 Years
         and Age              and Term of Office                    and Other Affiliations
         -------            -----------------------        ----------------------------------------

Michael Schatt............ Senior Vice President      Senior Vice President, Duff & Phelps Investment
55 East Monroe Street      since April 1998 (Vice     Management Co. since January 1997; Managing
Chicago, Illinois 60603    President, January 1997-   Director, Phoenix Investment Partners, Ltd.,
Age 54                     April 1998)                1994-1996

Joseph C. Curry, Jr....... Vice President since April Senior Vice President, J.J.B. Hilliard, W.L. Lyons,
Hilliard Lyons Center      1988                       Inc. since 1994 (Vice President 1982-1994); Vice
Louisville, Kentucky 40202                            President Hilliard Lyons Trust Company;
Age 57                                                President, Hilliard-Lyons Government Fund, Inc.;
                                                      Vice President, Treasurer and Secretary, Hilliard
                                                      Lyons Growth Fund, Inc.; Treasurer, Senbanc
                                                      Fund

Dianna P. Wengler......... Assistant Secretary since  Vice President, J.J.B. Hilliard, W.L. Lyons, Inc.
Hilliard Lyons Center      April 1988                 since 1990; Vice President, Hilliard-Lyons
Louisville, Kentucky 40202                            Government Fund, Inc.; Assistant Secretary,
Age 41                                                Hilliard Lyons Growth Fund, Inc.

--------
(1)Mr. Hansen is deemed to be an "interested person" of the Fund (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) because of his positions with the Fund and with Phoenix Investment Partners, Ltd. ("Phoenix Investment Partners"), parent company of Duff & Phelps Investment Management Co., the Fund's investment adviser (the "Adviser").
(2)Member of the executive committee of the board of directors, which has authority, with certain exceptions, to exercise the powers of the board between board meetings.
(3)Member of the audit committee of the board of directors, which makes recommendations regarding the selection of the Fund's independent public accountants and meets with representatives of the accountants to determine the scope of and review the results of each audit.
(4)Member of the nominating committee of the board of directors, which selects nominees for election as directors and officers. The nominating committee does not consider nominees recommended by shareholders.
(5)Member of the contracts committee of the board of directors, which makes recommendations regarding the Fund's contractual arrangements for investment management and administrative services, including the terms and conditions of such contracts.
(6)Elected by the holders of the Fund's preferred stock.
(7)Mr. Jeffries oversees 34 portfolios in the Fund Complex to which the Fund belongs. Mr. Jeffries was formerly a shareholder and member of senior management of Duff & Phelps Corporation, predecessor to Phoenix Investment Partners. Under the terms of his employment contract, Phoenix Investment Partners continued to pay through 2001 the annual premium on life insurance policies owned by Mr. Jeffries. The amount of such premiums in 2000 and 2001 was $62,682 and $22,989, respectively. In 2000, Mr. Jeffries received $283,554 for the repurchase of his common shares in Phoenix Investment Partners and $228,850 for the purchase of outstanding unexercised options, which transactions were effected at the then market value for such shares and options.

   During 2001, the board of directors held six meetings, the audit committee met twice, the nominating committee met four times and the contracts committee met twice. Each director attended at least 75% in the aggregate of the meetings of the board and of the committees on which he or she served.

   The following table provides certain information relating to the equity securities beneficially owned by each director or director nominee as of February 11, 2002, (i) in the Fund and (ii) on an aggregate basis, in any registered investment companies overseen or to be overseen by the director or nominee within the same family of investment companies as the Fund.

                                                       Aggregate Dollar Range
                                                       of Equity Securities in
                                                        All Funds Overseen or
                                                          to be Overseen by
                                                       Director or Nominee in
       Name of       Dollar Range of Equity Securities  Family of Investment
 Director or Nominee            in the Fund                   Companies
 ------------------- --------------------------------- -----------------------
 Interested Director
 Claire V. Hansen              over $100,000                over $100,000

 Independent Directors (and Nominees)
 Wallace B. Behnke            $10,001-$50,000              $10,001-$50,000
 Harry J. Bruce                over $100,000                over $100,000
 Franklin A. Cole             $10,001-$50,000              $10,001-$50,000
 Gordon B. Davidson            over $100,000                over $100,000
 Connie K. Duckworth               none                         none
 Robert J. Genetski           $10,001-$50,000              $10,001-$50,000
 Francis E. Jeffries           over $100,000                over $100,000
 Nancy Lampton                 over $100,000                over $100,000
 Carl F. Pollard                   none                         none
 David J. Vitale              $10,001-$50,000              $10,001-$50,000

   As of February 11, 2001, none of the foregoing directors or director nominees, or their immediate family members, owned any securities of the Adviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser.

   The following table shows the compensation paid by the Fund to the Fund's directors during 2001:

                           COMPENSATION TABLE(1)(2)

                                              Aggregate
                                             Compensation
                                               from the
                         Name of Director        Fund
                         ----------------    ------------
                       Interested Director
                       Claire V. Hansen.....      $     0
                       Independent Directors
                       Wallace B. Behnke....      $39,429
                       Harry J. Bruce.......       33,500
                       Franklin A. Cole.....       44,500

                         Gordon B. Davidson.... 40,500
                         Francis E. Jeffries(2) 34,500
                         Nancy Lampton......... 37,500
                         David J. Vitale....... 42,571

--------
(1)Each director not affiliated with the Adviser receives an annual fee of $22,500 (and an additional $3,000 if the director served as chairman of a committee of the board of directors) plus an attendance fee of $1,500 for each meeting of the board of directors and $1,000 for each meeting of a committee of the board of directors attended in person or by telephone. Directors and officers affiliated with the Adviser receive no compensation from the Fund for their services as such. In addition to the amounts shown in the table above, all directors and officers who are not interested persons of the Fund, the Adviser or the Administrator (as defined below) are reimbursed for the expenses incurred by them in connection with their attendance at a meeting of the board of directors or a committee of the board of directors. The Fund does not have a pension or retirement plan applicable to directors or officers of the Fund.
(2)During 2001, Mr. Jeffries received aggregate compensation of $135,000 for service as a director of the Fund and as a director or trustee of 33 other investment companies in the same fund complex as the Fund. No other director received compensation for service as a director of any other investment company in the same fund complex as the Fund.

   The board of directors, including all of the independent directors, unanimously recommends a vote "FOR" the election of the five nominees for director named above.

                2.  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The board of directors has selected Arthur Andersen LLP ("Andersen") as independent public accountants for the Fund until the annual meeting of shareholders in 2003. The Board's selection was based on the recommendation of the Fund's audit committee and is being submitted for ratification or rejection by the shareholders. Andersen has served as independent public accountants for the Fund since the Fund commenced operations. Before making its recommendation that Andersen be selected as independent public accountants for the Fund for the current year, the audit committee carefully considered Andersen's qualifications for the position. This included a comprehensive review of the quality of the work Andersen has performed for the Fund to date, the qualifications of those individuals who will lead and serve on Andersen's engagement team providing services to the Fund and the quality control procedures that Andersen has established to govern its operations.

   A representative of Andersen is expected to be present at the meeting of shareholders and will be available to respond to appropriate questions and have an opportunity to make a statement if the representative so desires. Ratification or rejection of the selection of independent public accountants will be determined by a majority of the votes cast.

   Audit Fees. Andersen billed aggregate fees of $48,700 for professional services rendered for (i) the audit of the Fund's 2001 financial statements and
(ii) the review of the financial statements included in the Fund's semi-annual report for the six months ended June 30, 2001.

   Financial Information Systems Design and Implementation Fees. No fees were billed by Andersen for professional services rendered during 2001 in connection with financial information systems design and implementation.

   All Other Fees. The aggregate of all other fees billed by Andersen for professional services rendered during 2001 was $30,900. Those services included quarterly reporting required by the rating agencies that rate the Fund's preferred stock and commercial paper, review of 1940 Act filings, preparation of income tax returns and other tax consultation services.

   All audit and non-audit services provided by Andersen are approved by the Fund's audit committee, which considers whether the provision of non-audit services is compatible with maintaining Andersen's independence.

   The board of directors unanimously recommends a vote "FOR" ratification of the selection of Arthur Andersen LLP.

                                OTHER BUSINESS

   Management is not aware of any other matters that will come before the meeting. If any other business should come before the meeting, however, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment.

                               OTHER INFORMATION

   The Adviser and Phoenix Investment Partners. Duff & Phelps Investment Management Co. serves as the Fund's investment adviser under an investment advisory agreement (the "Advisory Agreement") dated May 1, 1998. The Adviser is a wholly-owned subsidiary of Phoenix Investment Partners, which is an indirect, wholly-owned subsidiary of The Phoenix Companies, Inc. Prior to May 11, 1998, Phoenix Investment Partners was known as Phoenix Duff & Phelps Corporation. The address of the Adviser is 55 East Monroe Street, Chicago, Illinois 60603.

   The Adviser (together with its predecessor) has been in the investment advisory business for more than 60 years and, excluding the Fund, currently has more than $4.3 billion in client accounts under discretionary management.

   Under the terms of the Advisory Agreement, the Adviser furnishes continuing investment supervision to the Fund and is responsible for the management of the Fund's portfolio, subject to the overall control of the board of directors of the Fund. Currently, the Adviser has ten professionals (i.e., research analysts and portfolio managers), along with support staff, assigned to the operation of the Fund. Eight of the ten professionals have the CFA (Chartered Financial Analyst) designation and one is a CPA (Certified Public Accountant). The Adviser furnishes, at its own expense, office space, equipment and personnel to the Fund in connection with the performance of its investment management responsibilities, and pays all other expenses incurred by it in connection with managing the assets of the Fund not payable by the Fund's administrator pursuant to the administration agreement. The Advisory Agreement also includes the conditions under which the Fund may use "Duff & Phelps" in its name. For its services the Adviser receives from the Fund a quarterly management fee, payable out of the Fund's assets, at an annual rate of 0.60 of 1% of the average weekly net assets of the Fund up to $1.5 billion and 0.50 of 1% of average weekly net assets in excess of $1.5 billion. For purposes of calculating the management fee, the Fund's net assets are defined as the sum of
(i) the aggregate net asset value of the Fund's common stock, (ii) the aggregate liquidation preference of the Fund's preferred stock and (iii) the aggregate proceeds of commercial paper issued by the Fund. The management fee paid by the Fund to the Adviser for 2001 was $15,284,267.

   Except for the expenses borne by the Adviser and the Administrator (as described below) pursuant to their respective agreements with the Fund, the Fund pays all expenses incurred in its operations, including, among other things, expenses for legal, accounting and auditing services, taxes, interest, costs of printing and distributing shareholder reports, proxy materials, prospectuses and stock certificates, charges of custodians, registrars, transfer agents, dividend disbursing agents, dividend reinvestment plan agents and remarketing agents, Securities and Exchange Commission fees, fees and expenses of non-interested directors, insurance, brokerage costs, litigation and other extraordinary or non-recurring expenses.

   The Fund is also a party to a service agreement dated May 1, 1998 (the "Service Agreement") with the Adviser and Phoenix Investment Partners. Under the terms of the Service Agreement, Phoenix Investment Partners makes available to the Adviser the services of its employees and various facilities to enable the Adviser to perform certain of its obligations to the Fund. However, the obligation of performance under the Advisory Agreement is solely that of the Adviser, for which Phoenix Investment Partners assumes no responsibility, except as described in the preceding sentence. The Adviser reimburses Phoenix Investment Partners for any costs, direct or indirect, that are fairly attributable to the services performed and the facilities provided by Phoenix Investment Partners under the Service Agreement. The Fund does not pay any fees pursuant to the Service Agreement.

   The Advisory Agreement and the Service Agreement both provide that the Adviser shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Adviser or Phoenix Investment Partners, as the case may be, in connection with the respective agreements except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the Advisory Agreement.

   At the annual meeting held on April 29, 1998, the Fund's shareholders approved the Advisory Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000. At a meeting held on October 17, 1997, the Board of Directors of the Fund, including all of the directors who were not interested persons of the Fund or Phoenix Investment Partners in attendance at the meeting voting separately as a class, approved the Service Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000, contingent on the above-referenced approval of the Advisory Agreement by the shareholders of the Fund. Unless earlier terminated as described below, the Advisory Agreement and the Service Agreement may be continued from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Adviser, in the case of the Advisory Agreement, or Phoenix Investment Partners, in the case of the Service Agreement, and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. A majority of the outstanding shares of the Fund as defined in the 1940 Act means the following vote of the common stock and the preferred stock voting together as a single class: (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented; or (ii) more than 50% of the outstanding shares. At meetings held on January 26, 2000, February 23, 2001 and February 22, 2002, the Board of Directors of the Fund, including all of the directors of the Fund who were not interested persons of the Fund or the Adviser, in the case of the Advisory Agreement, or Phoenix Investment Partners, in the case of the Service Agreement, in attendance at the meeting voting separately as a class, voted to continue the Advisory Agreement and the Service Agreement for an additional one-year term. Accordingly, the term of these agreements currently extends to April 30, 2003.

   The Advisory Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund and would terminate automatically if it were assigned by any party.

If the Advisory Agreement were terminated, shareholder approval would be required to enter into a new agreement. The Service Agreement may be terminated without penalty on 60 days' written notice by any party thereto and would terminate automatically if it were assigned by any party unless a majority of the Fund's board of directors, including a majority of the directors who are not interested persons of the Fund or Phoenix Investment Partners, approves continuation of the Service Agreement.

   The Administrator. J.J.B. Hilliard, W.L. Lyons, Inc. serves as the Fund's administrator (the "Administrator") under an administration agreement (the "Administration Agreement") dated May 1, 1998. The Administrator (together with its predecessors) has been engaged in the investment business as a securities broker-dealer and investment adviser since 1854. It also serves as administrator and investment adviser to Hilliard-Lyons Government Fund, Inc., a money market mutual fund, and Hilliard Lyons Growth Fund, Inc., an open-end mutual fund, and as investment adviser to Senbanc Fund, an open-end mutual fund. The Administrator is a wholly-owned subsidiary of The PNC Financial Services Group, Inc. Its principal address is Hilliard Lyons Center, Louisville, Kentucky 40202.

   Under the terms of the Administration Agreement, the Administrator provides all management and administrative services required in connection with the operation of the Fund not required to be provided by the Adviser pursuant to the Advisory Agreement, as well as the necessary office facilities, equipment and personnel to perform such services. For its services the Administrator receives from the Fund a quarterly fee at annual rates of 0.25 of 1% of the Fund's average weekly net assets up to $100 million, 0.20 of 1% of the Fund's average weekly net assets from $100 million to $1.0 billion, 0.10 of 1% of average weekly net assets in excess of $1.0 billion. For purposes of calculating the administrative fee, the Fund's net assets are defined as the sum of (i) the aggregate net asset value of the Fund's common stock, (ii) the aggregate liquidation preference of the Fund's preferred stock and (iii) the aggregate proceeds of commercial paper issued by the Fund. The total administrative fee paid by the Fund to the Administrator for 2001 was $3,806,813.

   The Administration Agreement provides that the Administrator shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Administrator in connection with the agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the agreement.

   At a meeting held on October 17, 1997, the board of directors of the Fund, including all of the directors who were not interested persons of the Fund or the Administrator in attendance at the meeting voting separately as a class, approved the Administration Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000, contingent on approval of the Advisory Agreement by the shareholders of the Fund (which approval was granted at the annual meeting held on April 29, 1998). Unless earlier terminated as described below, the Administration Agreement may be continued from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Administrator and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. The Administration Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund. At meetings held on January 26, 2000, February 23, 2001 and February 22, 2002, the Board of Directors of the Fund, including all of the directors of the Fund who were not interested persons of the Fund or the Administrator in attendance at the meeting voting separately as a class, voted to continue the Administration Agreement for an additional one-year term. Accordingly, the term of this agreement currently extends to April 30, 2003.

   Portfolio Transactions. The Adviser has discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser and to select the markets in which such transactions are to be executed. In executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Adviser is to seek the best combination of net price and execution for the Fund. The Fund ordinarily purchases securities in the primary markets, and in assessing the best net price and execution available to the Fund, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

   In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Adviser is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act")), statistical quotations, specifically the quotations necessary to determine the Fund's net asset value, and other information provided to the Fund and/or the Adviser (or their affiliates). The Adviser is also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Adviser exercises investment discretion. The Adviser does not engage brokers whose commissions it believes to be unreasonable in relation to services provided. It is possible that certain of the services received by the Adviser attributable to a particular transaction will benefit one or more other accounts for which investment discretion is exercised by the Adviser.

   The Advisory Agreement requires the Adviser to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities between the Fund and the Adviser's other investment management clients, but does not obligate the Adviser to give the Fund exclusive or preferential treatment. It is likely that from time to time the Adviser may make similar investment decisions for the Fund and its other clients. In some cases, the simultaneous purchase or sale of the same security by the Fund and another client of the Adviser could have a detrimental effect on the price or volume of the security to be purchased or sold, as far as the Fund is concerned. In other cases, coordination with transactions for other clients and the ability to participate in volume transactions could benefit the Fund.

   Although the Fund purchases securities for investment income or capital appreciation, or both, and not for short-term trading profits, it may dispose of securities without regard to the time they have been held when such action appears advisable to the Adviser.

   During 2001, the Fund paid brokerage commissions aggregating $9,015,619 in connection with its portfolio transactions, not including the gross underwriting spread on securities purchased in underwritten public offerings or the spread in over-the-counter transactions with firms acting as principal.

   Shareholders. The following table shows shares of common stock of the Fund as to which each director, each nominee for director, and all directors and officers of the Fund as a group, had or shared power over voting or disposition at December 31, 2001. The directors and officers of the Fund owned no shares of the Fund's remarketed preferred stock. Shares are held with sole power over voting and disposition except as noted. The shares of common stock held by each of the persons listed below and by all directors and officers as a group represented less than 1% of the outstanding common stock.

                                                              Shares of
                                                             common stock
                                                             ------------
       Wallace B. Behnke (1)................................     2,793
       Harry J. Bruce.......................................    21,095
       Franklin A. Cole (1).................................     3,264
       Gordon B. Davidson (2)...............................    22,000
       Connie K. Duckworth..................................         0
       Robert J. Genetski...................................     3,000
       Claire V. Hansen (2).................................    28,810
       Francis E. Jeffries (2)..............................    75,097
       Nancy Lampton (1)(2).................................    56,631
       Carl F. Pollard......................................         0
       David J. Vitale......................................     1,000
       Directors and officers as a group (14 persons) (1)(2)   229,862

--------
(1)Messrs. Behnke and Cole and Ms. Lampton had shared power to vote and/or dispose of 2,793, 3,264 and 50,500, respectively, of the shares listed. The directors and officers had shared power to vote and/or dispose of 61,849, in the aggregate, of the shares listed as owned by the directors and officers as a group.
(2)Messrs. Davidson, Hansen and Jeffries and Ms. Lampton disclaim beneficial ownership of 7,000, 10,020, 8,553 and 51,200, respectively, of the shares listed. The directors and officers disclaim beneficial ownership of 82,065, in the aggregate, of the shares listed as owned by the directors and officers as a group.

   At March 1, 2001, no person was known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund (as determined in accordance with Rule 13d-3 under the 1934 Act).

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the 1934 Act requires the Fund's officers and directors, and persons who own more than 10% of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely on a review of the copies of Section 16(a) forms furnished to the Fund, or written representations that no Forms 5 were required, the Fund believes that during 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

   Report of the Audit Committee. The audit committee is composed of three directors and acts under a written charter adopted by the board of directors on April 25, 2000. A copy of the charter was attached as Appendix A to the Fund's proxy statement dated March 1, 2001. Each of the members of the audit committee is independent as defined in the listing standards of the New York Stock Exchange. In connection with the audit of the Fund's 2001 audited financial statements, the audit committee: (1) reviewed and discussed the Fund's 2001 audited financial statements with management, (2) discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, (3) received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and
(4) discussed with the independent public accountants their independence from the Fund and its management. Based on the foregoing reviews and discussions, the audit committee recommended to the board of directors that the financial statements referred to above be included in the Fund's Annual Report to Shareholders for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          David J. Vitale, Chairman
                                          Wallace B. Behnke
                                          Harry J. Bruce

   Future Name Change. On February 22, 2002, the board of directors of the Fund voted to change the name of the Fund, effective on April 23, 2002, following the annual meeting of shareholders. Under the laws of Maryland, where the Fund is incorporated, the name change will not require a shareholder vote. The name change is being made in response to a new rule that the Securities and Exchange Commission ("SEC") has recently adopted. Under the new SEC rule, a fund whose name suggests investment in a certain industry is required to adopt a policy to invest at least 80% of the value of its assets in that particular industry. While your Fund currently has over 80% of its assets invested in companies in the public utilities industry, historically the Fund's investment policy has only required 65% of the Fund's assets to be invested in the utilities industry. Your Board of Directors believes that it would not be in the best interests of the Fund to increase that minimum level from 65% to 80% at the present time. Instead, the Board has decided to change the name of the Fund to "DNP Select Income Fund Inc." This new name will enable the Fund to maintain its existing investment allocation policy and thereby preserve its current flexibility to pursue its primary objectives of current income and long-term growth of income, through investments made both inside and outside of the utilities industry.

   Solicitation of Proxies. Proxies will be solicited by mail. Proxies may be solicited by Fund personnel personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. The Fund will inquire of any record holder known to be a broker, dealer, bank or other nominee as to whether other persons are the beneficial owners of shares held of record by such persons. If so, the Fund will supply additional copies of solicitation materials for forwarding to beneficial owners, and will make reimbursement for reasonable out-of-pocket costs. In addition, the Fund may hire a proxy solicitor to assist the Fund in the solicitation of proxies at a fee of approximately $20,000, plus out-of-pocket expenses.

   Shareholder Proposals. Any shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the 2003 annual meeting of shareholders should be received by the Secretary of the Fund no later than November 1, 2002. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the 1934 Act, the Fund may solicit proxies in connection with the 2003 annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Fund does not receive notice by January 15, 2003.

   Annual and Semi-annual Reports. The Fund will provide without charge to any shareholder who so requests, a copy of the Fund's annual report for the year ended December 31, 2001 and the Fund's semi-annual report for the six months ended June 30, 2001. Requests for copies of such reports should be directed to the Administrator at (888) 878-7845 (toll-free).

   General. A list of shareholders entitled to be present and vote at the annual meeting will be available at the offices of the Fund, 55 East Monroe Street, Chicago, Illinois 60603, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

   Failure of a quorum to be present at the annual meeting will necessitate adjournment and will give rise to additional expense.

   All shareholders are requested to sign, date and mail proxies promptly in the return envelope provided.

March 1, 2002

                      DUFF & PHELPS UTILITIES INCOME INC.

             PROXY SOLICITED BY MANAGEMENT FROM COMMON SHAREHOLDERS
                    FOR MEETING TO BE HELD ON APRIL 23, 2002

     Robert J. Genetski, Nancy Lampton and David J. Vitale or any of them, each with full power of substitution, are authorized to vote all shares of common stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 23, 2002, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth on the reverse side hereof.

     If no specific instructions are provided, this proxy will be voted "FOR" proposals 1 and 2 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                     (Continued and to be signed on other side.)

                                       DUFF & PHELPS UTILITIES INCOME INC.
                                       P.O. BOX 11435
                                       NEW YORK, NY 10203-0435

     Please Vote, Date, and
     Sign and Return Promptly         Votes must be indicated
---- in the Enclosed Envelope    ---- (x) in Black or Blue ink

Your Board of Directors unanimously recommends a vote "FOR" each of the following proposals.

1.   Election of Directors:

FOR ALL      WITHHOLD     *EXCEPTIONS
       ---   FOR ALL  ---            ---

Nominees: Wallace B. Behnke, Gordon B. Davidson, Connie K. Duckworth,
          Claire V. Hansen and Carl F. Pollard

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the "Exceptions" box and write the name of that nominee in the space provided below.)

*Exceptions
           ---------------------------------------------------------------------

2. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.

FOR      AGAINST      ABSTAIN
   ---          ---          ---

     To change your address, please mark this box.
                                                     ---

                    IMPORTANT: Please sign exactly as your name or names appear on the shareholder records of the Fund. If you sign as agent or in any other representative capacity, please state the capacity in which you sign. Where there is more than one owner, each should sign.

                    Date:
                          ------------------------------------------------------

                    ------------------------------------------------------------
                                        Share Owner sign here

                    ------------------------------------------------------------
                                          Co-Owner sign here

                      DUFF & PHELPS UTILITIES INCOME INC.

           PROXY SOLICITED BY MANAGEMENT FROM PREFERRED SHAREHOLDERS
                   FOR MEETING TO BE HELD ON APRIL 23, 2002

   Robert J. Genetski, Nancy Lampton and David J. Vitale or any of them, each with full power of substitution, are authorized to vote all shares of preferred stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 23, 2002, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth below.

   Your Board of Directors unanimously recommends a vote "FOR" the following proposal.

  1.Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.

    FOR ______ WITHHOLD ______ ABSTAIN ______

   If no specific instructions are provided, this proxy will be voted "FOR" proposal 1 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                    (Continued and to be signed on other side.)

Dated                                 , 2002 (please fill in, sign and date
this proxy and mail it in the envelope provided.)

                                             ----------------------------------

                                             ----------------------------------
                                                        (Signature(s) of
                                                         Shareholder(s))

                                                  IMPORTANT:  Please sign
                                                  exactly as your name or names
                                                  appear on the shareholder
                                                  records of the Fund. If you
                                                  sign as agent or in any other
                                                  representative capacity,
                                                  please state the capacity in
                                                  which you sign. Where there
                                                  is more than one owner, each
                                                  should sign.